UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20333 State Highway 249, Suite 200 Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statement and Exhibits

2.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events.

On March 30, 2010, Mainland Resources, Inc. (the "Company") issued a press release announcing that it has it has retained the services of AGORACOM Investor Relations ("AGORACOM") (http://www.agoracom.com) to provide online investor relations services, a Web 2.0 social network for current shareholders and Tier-1 awareness through the world's biggest websites (by number of page visits) for the purpose of attracting new shareholders.

Online Investor Relations Maximizes Speed, Transparency And Access To Company

In response to overwhelming data representing the online research and communications habits of small-cap investors, Mainland Resources has turned the primary focus of its investor relations to the web via AGORACOM to facilitate faster, better and more accessible communications with both current and prospective shareholders around the world.

Effective April 7, 2010, a customized and monitored Mainland Resources IR HUB will be available on AGORACOM at (http://agoracom.com/ir/mainlandresources ). The IR HUB will allow Mainland Resources to communicate with all investors simultaneously, anytime and in near real-time through the Company's electronic shareholder forum. This HUB will provide Mainland Resources management with the ability to extend communications beyond text via audio messages, video presentations, webcasts and podcasts. In addition to traditional e-mail, investors will also have the ability to receive all communications via RSS feed.

Launch Of Mainland Resources Shareholder Community

The Mainland Resources IR HUB propels the Company into the forefront of Web 2.0 investor relations by providing investors with two very important functions. First, a monitored discussion forum for the purposes of constructive and high-quality discussion amongst investors that is free of spam, profanity and misinformation. Second, a social network that provides investors with the ability to create extensive profiles that include photos, bios, video messages to fellow investors, a rating system and other important items to create a closer bond between the Company's shareholders.

Tier-1 Exposure And Awareness

As an exclusive provider of Small-Cap news and information to Tier 1 sites such as Globe Investor, Yahoo Finance Canada, AOL Finance Canada and Blackberry devices, AGORACOM will provide significant financial media coverage of all newsworthy Mainland Resources press releases for the purposes of attracting new and prospective shareholders.

For all future Mainland Resources investor relations needs, investors are asked to visit the Company's IR Hub at http://agoracom.com/ir/mainlandresources where they can post questions and receive answers within the same day, or simply review questions and answers posted by other investors. Investors are, however, reminded that Mainland Resources is subject to Regulation FD, promulgated by the Securities and Exchange Commission, which prohibits selective disclosure of material, non-public information about the Company and its affairs.

3.

About AGORACOM

AGORACOM Investor Relations (http://www.AgoracomIR.com) is North America's largest online investor relations firm for small-cap companies. It has partnered with the world's biggest Internet companies, including Yahoo, Globe Investor, AOL, Google and Blackberry to market its clients to a massive audience of new small-cap investors. It has served over 300 companies since 1997.

AGORACOM (http://www.Agoracom.com) is North America's only small-cap community built to serve the needs of serious small-cap and micro-cap investors. No rumours, profanity, stock bashing or hyping. AGORACOM's traffic ranking is above the top 0.5% of all websites around the world.

A copy of the press release is filed as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER     DESCRIPTION

99.1     Press release of Mainland Resources, Inc. dated March 30, 2010*

*            Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: March 30, 2010	By: /s/Peter Wilson Peter Wilson Director/VP Business Development

4.